MUTUAL SPECIFIC RELEASE

       FOR VALUABLE CONSIDERATION described below, the receipt and sufficiency whereof are hereby acknowledged, XML-GLOBAL TECHNOLOGIES, INC, a Colorado corporation ("XML") on the one hand, and PARADIGM MILLENNIUM FUND, LP (the "Fund") AND PARADIGM GROUP II, LLC (the "Group") (the Fund and the Group shall collectively be referred to as "Paradigm") on the other, together with their respective subsidiaries, officers, directors, partners, employees, attorneys, agents, shareholders, affiliates, representatives, successors, and assigns , both past and present, each hereby irrevocably and unconditionally releases, acquits and forever discharges the other party, together with its affiliates, agents, employees, officers, directors, representatives, shareholders, attorneys, successors and assigns, of and from any and all charges, complaints, grievances, claims, actions, causes of action, suits, liabilities, obligations, promises, agreements, demands, controversies, rights, damages, costs, debts, losses, expenses (including attorneys' fees and costs actually incurred or to be incurred), from any rights claimed or asserted by any reason and any other rights, whether statutory, contractual, or tortious, known or unknown, foreseen or unforeseen, at law or in equity, any matter, transaction, fact, occurrence or conduct which has occurred or does or shall otherwise exist, at or prior to the date hereof, including, but not limited to, any and all liability for claims, damages, or causes of action of whatsoever kind, known or unknown; provided, however, that the releases contained herein shall not apply to claims based upon a party's breach of or failure to perform under this Mutual Specific Release; provided however that XML Global shall not be deemed released from its agreement to prepare and file a registration statement subject to the conditions contained in the Registrations Rights Agreement dated August 2002 and as amended by a subsequent agreement dated January 29, 2003, between the parties.

       Each party does hereby (i) represent and warrant to the other party that no portion of any claim, demand, cause of action or other matter released herein, nor any portion of any recovery or settlement to which such party might be entitled from the other, has been assigned or transferred to any other person, firm, entity or corporation, either directly or by way of subrogation or operation of law, and (ii) covenants (a) to indemnify, defend and hold harmless the other party from all loss, costs, claim or expense (including, but not limited to, all expenses of investigation and defense of any such claim or action, including reasonable attorney's fees and accountants' fees, costs and expenses) arising out of any claim made or action instituted against the other by any person or entity who claims to be the beneficiary of any such assignment or transfer, and to pay and satisfy any judgment resulting from any settlement of any such claim or action and (b) not to sue the other party for any claim or claims or arising under any local, state or federal statutory, regulatory or common law right, claim or cause of action whatsoever which may have existed prior to, or may exist at the time of, the execution of this Mutual Specific Release.

       Each party hereby further agrees to indemnify, defend and hold harmless the other party from and against any and all loss, cost, damage or expense, including without limitation, attorney's fees, incurred by the party arising out of any breach by said party of any representation, warranty, covenant, or undertaking of the party. Upon the occurrence of any event which would give rise to a claim by one party against, or to a right of defense and indemnity against one party pursuant to this Mutual Specific Release, or in the event that any suit, action, investigation, claim or proceeding has begun, made or instituted as a result of which one party may become obligated to the other party hereunder, said other party shall give notice to the party of the occurrence of such event and shall identify the other party's choice of counsel to represent such investigation, claim or proceeding; provided, however, that the failure of the other party to give notice shall not affect the indemnification obligations of the party hereunder. The other party (i) shall have the exclusive right to so defend, contest or protect against such matter utilizing the counsel of its choice and (ii) without further notice may set-off or apply against all amounts due to the party under any agreement or instrument or pursuant to any obligation the full amount for which indemnification hereunder is provided.

       Each party covenants and agrees as follows:

    Effective January 29, 2003, XML and Paradigm executed an Agreement (the "Agreement") pursuant to which the Fund agreed to complete a financing of XML under a Common Stock and Warrant Purchase Agreement dated August 23, 2002 (the "Financing Agreement"). As part of the Agreement, Group executed and delivered a promissory note in favor of XML in the principal amount of $200,000 dated January 29, 2003 (the "Note"). The Note was personally guaranteed by Sheldon Drobny, Reevy Rosenberg, Aaron Fisher and Randall Goulding (collectively the "Guarantors"). XML agrees that in consideration of the Note being converted into a subscription described below, the Guarantors shall be released from any liability under the Note. In addition, except as provided for herein, Paradigm shall have no further obligation to complete the purchase of XML securities under the Financing Agreement.
    Paradigm agrees to unconditionally and irrevocably subscribe to the attached term sheet to purchase 20,000,000 shares of XMLG Common Stock and 20,000,000 Detachable Warrants - PARADIGM GROUP, L.L.C. SUPPLEMENTAL TERM SHEET - XML GLOBAL TECHNOLOGIES, INC. COMMON STOCK WITH DETACHABLE WARRANTS, in the principal amount of up to $200,000. The funds to be advanced as per the Supplemental Term Sheet dated April 9, 2003 attached as Appendix A.

       Each party warrants and represents that no promise or inducement has been offered except as expressly set forth herein and that this Mutual Specific Release is executed without reliance upon any statement or representation by the persons or parties involved or their representatives concerning the nature or extent of any damages or any legal liability of the other party therefor. Each party further assumes the risk of any mistake of fact, whether said fact or facts are past, presently existing or arise in the future, as to the extent of any damages or losses they have incurred or may incur as a result of their relationships with the other.

       The parties recognize and agree that by entering into this Mutual Specific Release no party admits, and each of them does specifically deny, any violation of any local, state or federal law, common or statutory or any liability to the other. The parties further recognize that no delivery of any document or instrument made in connection with this Mutual Specific Release is to be construed as an admission of liability by such party and that this instrument has been entered into in order to consummate a compromise and final settlement of any and all claims of the parties which might arise against another party arising prior to the date hereof. This Mutual Specific Release and the negotiations with respect to it shall not be introduced into evidence in any legal proceeding, except in a legal proceeding by a party hereto for the purpose of enforcing any term or provision of this Mutual Specific Release.

       This instrument shall be binding upon each party and upon each party's heirs, administrators, representatives, successors, assigns, principals, agents, affiliates and representatives and shall inure to the benefit of each party's respective heirs, administrators, representatives, executors, successors, assigns, affiliates, principals and agents.

       Each party further expressly warrants, declares and represents that before executing this instrument, such party has fully informed himself/itself of its terms, contents, conditions and effects; that such party understands that he/it may consult an attorney of their choice concerning this instrument and their decision to enter into this Mutual Specific Release. Each party represents and acknowledges that he/it has read the foregoing instrument carefully and fully and that he/it understand its terms, and each is executing such agreements voluntarily and without any coercion, undue influence, threat or intimidation of any kind or type whatsoever.

       IN WITNESS WHEREOF the parties have signed this 16th day of April, 2003.
XML-GLOBAL TECHNOLOGIES, INC. a Colorado corporation
By:____________________________________ Authorized Agent
PARADIGM MILLENNIUM FUND, LP
By:_______________________________________ Authorized Agent
PARADIGM GROUP II, LLC
By:_______________________________________ Authorized Agent